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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of Registry Magic Incorporated on Form S-4 of our report dated April 8, 2000 (except for Note 15 as to which date is February 13, 2001), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern related to the consolidated financial statements of Bristol Retail Solutions, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement and our report dated April 8, 2000 (except for Note 15 as to which the date is February 13, 2001) relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
February 14, 2001